Exhibit 99.1

NEWS RELEASE RARE ELEMENT RESOURCES LTD TSX: RES & NYSE Amex: REE December 15, 2011 Ref: 26-2011

Rare Element Appoints Randall J. Scott as President and CEO

- Former President and CEO Ranta named Chairman

Lakewood, Colorado - Rare Element Resources Ltd. (NYSE-Amex: REE and TSX: RES) (the “Company”) is pleased to announce that Mr. Randall J. Scott, MBA, has been appointed as President and Chief Executive Officer of the Company as of December 15, 2011.

Mr. Scott is a metallurgical engineer with over 30 years of experience in the industry. His experience includes leading performance teams in operations, administration, project development, program management, business development, and major improvement initiatives for companies ranging in size from entrepreneurial start-up to major mining companies. His strong project management skills with emphasis on creating a team environment will benefit shareholders, stakeholders and employees of the Company.

Most recently, Mr. Scott was Vice President, Corporate Responsibility and Strategy, with Thompson Creek Metals Company. His prior experience includes Senior Vice President and Vice President of Cyprus Amax Coal Company with responsibilities ranging from Western Operations, including mines in the Gillette area of Wyoming, Appalachian Operations, and process management. He also worked for Cyprus Metals Company as Vice President and General Manager of the Bagdad Mine and also of the Sierrita Mine, both in Arizona. Earlier he worked for Pincock Allen & Holt as Executive Vice President.

Mr. Scott holds a Bachelor of Science degree in metallurgical engineering from the Colorado School of Mines and an MBA degree from the University of Arizona.

Mr. M. Norman Anderson, will step down from the Chairman of the Board position but will remain a director of the Company while Dr. Donald E. Ranta, former President and CEO, has been named Chairman.

Dr. Ranta led the search for Mr. Scott and noted that “Rare Element is extremely pleased to have such a high caliber individual to lead the Company as it transitions from exploration to development and as the Bear Lodge project progresses toward future production.  Throughout his career, Mr. Scott has repeatedly demonstrated his ability to create and communicate strategic vision and to lead diverse, multi-disciplinary teams in fast changing and challenging environments. He has created and managed successful relationships with important stakeholders including internal and external customers, local communities, and suppliers. Mr. Scott’s experience in mine development, mining operations, and leadership of all aspects of mining companies will be another strong asset for Rare Element as we contemplate future rare earth production from the Bear Lodge project in Wyoming.”

Dr. Ranta has been the President and Chief Executive Officer of Rare Element since 2007. In his new role as Chairman and director of the Company, he will continue to focus on building shareholder value through investor relations, financing, strategic partnership arrangements, off-take agreements, and support and oversight of the development of the Company’s flagship rare earth project in Wyoming.

With the addition of Mr. Scott and the transition of Dr. Ranta to Chairman of the Board, the management of Rare Element has been significantly expanded to meet the challenges involved with growing from an exploration and development company into an anticipated rare earth element producing company. This team of dedicated and highly experienced professionals includes:

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Jaye T. Pickarts, P.E., Chief Operating Officer, with over 25 years’ experience in project evaluation and operations;

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David P. Suleski, BBA, CPA, Chief Financial Officer, with over 20 years of accounting and financial experience in the mineral industry;

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Dr. James G. Clark, Ph.D., L.Geo., Vice President of Exploration, with over 25 years’ experience and extensive exploration experience working at the Bear Lodge property intermittently since 1986;

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George G. Byers, Vice President of Government & Community Relations, with over 35 years of experience in mining and energy governmental relations at federal, state and local levels.

Rare Element Resources Ltd (TSX: RES & AMEX: REE) is a publicly traded mineral resource company focused on exploration and development of rare-earth elements and gold on the Bear Lodge property.

Rare-earth elements are key components of the green energy technologies and other high-technology applications. Some of the major applications include hybrid automobiles, plug-in electric automobiles, advanced wind turbines, computer hard drives, compact fluorescent light bulbs, metal alloys, additives in ceramics and glass, petroleum cracking catalysts, and a number of critical military applications. China currently produces more than 95% of the 130,000 metric tonnes of rare-earths consumed annually worldwide, and China has been reducing its exports of rare earths each year. The rare-earth market is growing rapidly, and is projected to accelerate if the green technologies are implemented on a broad scale.

FOR MORE INFORMATION:

www.rareelementresources.com

or

Anne Hite, Director of Investor Relations, 720.278.2466

Forward Looking Statements

Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward looking statements are usually identified by our use of certain terminology, including “will”, “believes”, “may”, “expects”, “should”, “seeks”, “anticipates”, “has potential to”, or “intends’ or by discussions of strategy or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include but are not limited to, estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to the effectiveness of the Company’s business model; future operations, products and services; the impact of regulatory initiatives on the Company’s operations; the size of and opportunities related to the market for the Company’s products; general industry and macroeconomic growth rates; expectations related to possible joint and/or strategic ventures and statements regarding future performance.

Forward-looking statements used in this discussion are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of the Company. If risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, users of the information included herein, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.